                                                                   EXHIBIT 99.17

                                 FORM OF PROXY

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                                   THREE EASY WAYS TO VOTE YOUR PROXY
                       READ THE PROXY STATEMENT AND HAVE THE PROXY CARD AT HAND.

        TELEPHONE:     CALL 1-888-221-0697 AND FOLLOW THE SIMPLE INSTRUCTIONS.
         INTERNET:     GO TO WWW.MASONSTREETFUNDS.COM AND FOLLOW THE ON-LINE
                       DIRECTIONS.
             MAIL:     VOTE, SIGN, DATE AND RETURN YOUR PROXY BY MAIL.

        IF YOU VOTE BY TELEPHONE OR INTERNET, DO NOT MAIL YOUR PROXY CARD, KEEP
        IT FOR YOUR FILES.
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FUND NAME PRINTS HERE                                   MASON STREET FUNDS, INC.

The undersigned  shareholder of the above referenced fund (the "Fund"), a series of Mason Street Funds, Inc. (the "Corporation"),  hereby appoints Mason G. Ross,
Mark G. Doll, Kate M. Fleming,  and Michael W. Zielinksi,  and each of them, the attorneys and proxies of the undersigned,  with full power of  substitution,  to vote all of the shares of capital  stock of the Fund standing in the name of the undersigned  at the close of business on January 20,  2006,  at a Joint  Special
Meeting of Shareholders (the "Special Meeting") to be held at 720 East Wisconsin
Avenue, Milwaukee,  Wisconsin, on March 15, 2006 at 10:00 a.m. Central Time, and
at any and all adjournments thereof.

The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this ballot.  If no choice is indicated as to the item, this proxy will be voted affirmatively on the matter. Discretionary authority is hereby conferred as to all other matters as may properly come before the Special
Meeting or any adjournment thereof.

                                          PLEASE VOTE, DATE AND SIGN BELOW
                                   AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

                                      Dated                             , 2006
                                            ----------------------------

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                     Signature(s)  Title(s), if applicable     (Sign in the Box)

Signature(s)  must be  exactly as name or names  appearing  on this  proxy.  If shares are held jointly,  each  shareholder must sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title. By signing this proxy card, receipt of the accompanying  Notice of Joint Special Meeting of
Shareholders and Proxy Statement/Prospectus is acknowledged.

  PLEASE FILL IN BOX(ES) AS SHOWN USING BLACK OR BLUE INK OR NUMBER 2 PENCIL [X}
  PLEASE DO NOT USE FINE POINT PENS.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION.

THIS PROXY, WHEN PROPERLY EXECUTED,  WILL BE VOTED IN THE MANNER DIRECTED BY THE
UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR"
THE PROPOSAL.

To   approve   an   Agreement   and  Plan  of   Reorganization   (the  "Plan  of
Reorganization")  providing for (i) the  acquisition of the Fund's assets by the acquiring fund (the "Acquiring  Fund") solely in exchange for an aggregate value of a  corresponding  class of newly issued shares of capital stock or beneficial interest,  if the  American  Century  registrant  is a  business  trust,  of the
Acquiring  Fund equal to the net asset value of the Fund's assets as calculated, solely for purposes of the  Reorganization,  using the  policies and  procedures used by the American Century Funds, and (ii) the subsequent  distribution by the
Fund of such shares to its  shareholders  in  liquidation of the Fund. A vote in favor of this proposal will constitute a vote in favor of the termination of the
Fund as a series portfolio of Mason Street Funds, Inc.

    FOR     [  ]              AGAINST     [  ]              ABSTAIN     [  ]

                   PLEASE SIGN AND DATE ON THE REVERSE SIDE.